CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 3 to Registration Statement No. 333-105437 of Sun Life (N.Y.) Variable Account D on Form N-6 of our report dated April 29, 2005 relating to the financial statements of Sun Life (N.Y.) Variable Account D appearing in the Statement of Additional Information, which is part of such Registration Statement, to the use of our report dated March 18, 2005, April 29, 2005, as to Note 19 and the effects of the restatement contained in Note 18 (which expresses an unqualified opinion and includes two explanatory paragraphs, one relating to the adoption of the American Institute of Certified Public Accountants' Statement of Position 03-1, "Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts," effective January 1, 2004, described in Note 1, and another paragraph relating to the restatement described in Note 18) accompanying the financial statements of Sun Life Insurance and Annuity Company of New York appearing in the Statement of Additional Information, and to the incorporation by reference in the Prospectus, which is part of such Registration Statement, of our report dated March 18, 2005, April 29, 2005, as to Note 19 and the effects of the restatement contained in Note 18 (which expresses an unqualified opinion and includes two explanatory paragraphs, one relating to the adoption of the American Institute of Certified Public Accountants' Statement of Position 03-1, "Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts," effective January 1, 2004, described in Note 1, and another paragraph relating to the restatement described in Note 18) in the Annual Report on Form 10-K/A of Sun Life Insurance and Annuity Company of New York for the year ended December 31, 2004.

We also consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in such Statement of Additional Information.

Deloitte & Touche LLP

Boston, Massachusetts

April 29, 2005